Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT


TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
SONIC AUTOMOTIVE, INC.:


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement (No. 333-96023) of Sonic Automotive, Inc. on Form S-3 of:


  o our report dated November 23, 1999 on the financial statements of Freeland Automotive, a business unit of South Gate Motors, Inc., as of and for the year ended December 31, 1998 and our report dated August 13, 1999 on the combined financial statements of Manhattan Automotive Group as of and for the year ended December 31, 1998, both appearing in the Amendment to Sonic Automotive, Inc.'s Current Report on Form 8-K/A dated January 18, 2000;

  o our report dated May 21, 1999 on the combined financial statements of Certain Dealerships, Assets and Liabilities of Lucas Dealership Group, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, appearing in the Amendment to Sonic Automotive, Inc.'s Current Report on Form 8-K/A dated January 27, 2000;

  o our report dated February 16, 1999 on the consolidated financial statements of Sonic Automotive, Inc. and Subsidiaries as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998, our report dated March 26, 1999 on the combined financial statements of Williams Automotive Group as of and for the year ended December 31, 1998, our report dated March 16, 1999 on the financial statements of Economy Cars, Inc. as of and for the year ended December 31, 1998, our report dated March 26, 1999 on the financial statements of Global Imports, Inc. as of and for the year ended December 31, 1998, our report dated March 12, 1999 on the combined financial statements of Newsome Automotive Group as of and for the year ended December 31, 1998, our report dated March 15, 1999 on the combined financial statements of Lloyd Automotive Group as of and for the year ended December 31, 1998, and our report dated March 24, 1999 on the financial statements of Lute Riley Motors, Inc. as of and for the year ended December 31, 1998, all appearing in the Prospectus dated April 29, 1999 that was included in Sonic Automotive, Inc.'s Registration Statement on Form S-3 (Registration No. 333-71803); and

  o our report dated May 22, 1998 on the combined financial statements of Hatfield Automotive Group as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, our report dated June 4, 1998 on the financial statements of Casa Ford of Houston, Inc. as of and for the year ended December 31, 1997, and our report dated August 21, 1998 on the combined financial statements of Higginbotham Automotive Group as of and for the year ended December 31, 1997, all appearing in the Prospectus dated November 5, 1998 that was included in Sonic Automotive, Inc.'s Registration Statement on Form S-4 (Registration Nos. 333-64397 and 333-64397-001 through 333-64397-044).

     We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such S-3 Registration Statement.


/s/ Deloitte & Touche LLP

Charlotte, North Carolina
February 25, 2000